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                                                              EXHIBIT 10.2(B)(c)



              SECOND AMENDMENT TO MEDIA NETWORK SERVICES AGREEMENT

         This Second Amendment to the Media Network Services Agreement (the "Amendment") is made and entered as of this 14th day of December, 1999, by and between 7-Eleven, Inc., formerly known as The Southland Corporation ("7-Eleven") and NGN Next Generation Network formerly known as Mentus Media Corp. and The Mentus Group, Inc. ("NGN").

         WHEREAS, 7-Eleven and NGN entered into that certain Media Network Services Agreement on or about April 18, 1995 (the "Media Agreement") as amended by the First Amendment dated April I, 1998 ("First Amendment'); and

         WHEREAS, 7-Eleven and NGN desire to amend the Media Agreement a second time for the purposes set forth below.

         NOW, THEREFORE, for and in consideration of the mutual covenants, promises and conditions contained herein, the parties agree to amend the Media Agreement as follows:

         1. Section 2 -HARDWARE AND HARDWARE INSTALLATION.

         Section 2.01 is amended as follows:

                  "(a) NGN will, at its sole cost and expense, de-install the existing Hardware consisting of the video monitor and related equipment in the Stores as the Overhead Pack Merchandisers ("OPM") are removed from the OPM Stores and will relocate the Hardware to a mutually agreed upon more visible location at the OPM Store."

         The Hardware Installation Rollout Schedule referenced in section 2.03 of the Media Agreement ("Installation Schedule") as previously amended by the First Amendment is amended as follows:

                  (b) "NGN shall complete the Hardware Installation in at least 4,800 total Stores no later than November 30, 2000. NGN will install, at its sole cost and expense, the new counter mounted flat video screens and the related hardware and wiring, including any necessary telephone lines as set forth in Exhibit A (the "'New Hardware") in all new Stores that are opened by 7-Eleven during the Term in ADI areas where NGN has previously installed the Hardware or in ADI areas where NGN intends to install the Hardware or New Hardware. NGN and 7-Eleven will discuss and agree upon a New Hardware Installation Schedule for the remaining Stores based on mutually agreed upon ADI areas. The New Hardware Installation Schedule is attached herein as Exhibit C.


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                  (c) 7-Eleven acknowledges that the New Hardware Installation referenced in subsection (b) above is contingent upon the removal of the OPM in the OPM Stores. As such, NGN shall complete the hardware Installation in the OPM Stores no later than ninety (90) days after the OPM has been removed from the OPM Stores.

                  (d) NGN shall pay 7-Eleven liquidated damages (and not as a penalty) the amount of $150,000 on or before December 31, 2000, if for whatever reason, the Hardware Installation has not been completed in at least 4,800 Stores by November 30, 2000. Except as provided in (e) below, the liquidated damages shall represent 7-Eleven's sole remedy against NGN in the event the Installation Schedule is not met.

                  (e) If, for whatever reason, the Hardware has not been installed in at least 4,800 total Stores by May 30, 2001, 7-Eleven may immediately terminate the Media Agreement upon thirty (30) days written notice to NGN.

                  (f) 7-Eleven agrees to waive the liquidated damages of $100,000 under section 2 (b) of the First Amendment to Media Network Services Agreement provided that NGN: (i) pays 7-Eleven the Program Fee set forth in section 2 of the Amendment by December 21, 1999; and (ii) meets its obligations under the Media Agreement and the Amendment.

                  (g) The New Hardware Installation deadlines set forth in subparagraph (b), (c) and (d) above shall he extended by one (1) day for each day of any delay by NGN in meeting the Hardware Installation Schedule that is caused solely by the actions of 7-Eleven, its agents or participating franchisees. Prior to the Installation Schedule being extended, NGN shall provide 7-Eleven with written notice of any claimed delay caused solely by 7-Eleven."

         2. Section 6 - PROGRAM FEE.

         Section 6.02 of the Media Agreement is amended as follows:

                   "(a) For the 1999 Fee Year only, NGN will pay t7-Eleven on or before December 21st 1999, $1,500,000 which represents a partial payment of the difference between the Program Fees paid and the Annual Minimum Payment. The balance of the Program Fees for the 1999 Fee Year will be paid by NGN on or before January 31, 2000. Program Fees for all subsequent Fee Years will be paid according to the Media Agreement."

         Except as provided by this Amendment, all of the terms and conditions in the Media Agreement shall remain in full force and effect and it constitutes the legal and binding obligations of NGN and 7-Eleven.

         The Amendment, along with the Media Agreement and First Amendment is the entire agreement between the parties and supersedes all prior agreements or representations, whether written or oral or through course of dealing between the parties.

IN WITNESS WHEREOF, the parties have executed the Amendment as of the day and year first set out above.



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                                            7-ELEVEN, INC.

Attest: ________________________            By: ____________________________
         Assistant Secretary
                                            Its: ____________________________


                                            NGN NEXT GENERATION NETWORK

                                            By: _______________________________

                                            Its: _______________________________